Exhibit 99.1

Release Date:	November 7, 2008	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI Incorporated Announces Shareholders’ Meeting Results,

Committees of the Board of Directors

and Completion of Share Repurchase Program

PITTSBURGH, PA – November 7, 2008 – II-VI Incorporated (NASDAQ Global Select: IIVI) announced the results of its Annual Meeting of Shareholders held today. Re-elected to the Company’s Board of Directors were Carl J. Johnson, Chairman of II-VI Incorporated, Thomas E. Mistler, Operating Partner of Buckingham Capital Partners and Joseph J. Corasanti, President and Chief Executive Officer of CONMED Corporation. The three elected directors join existing directors Duncan A.J. Morrison, Retired Chairman of ARRI Canada Ltd., Marc Y.E. Pelaez, Rear Admiral, United States Navy (retired), Wendy F. DiCicco, Chief Financial Officer of Kensey Nash Corporation, Peter W. Sognefest, President, Chief Executive Officer and Chairman, Seamoc, Inc. and Francis J. Kramer, President and Chief Executive Officer of II-VI Incorporated.

In addition to the election of directors, the shareholders of the Company also ratified the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009.

Immediately following the Annual Meeting of Shareholders, the Company’s Board of Directors appointed Thomas E. Mistler to serve as Lead Independent Director.

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II-VI Incorporated

November 7, 2008

The Company’s Board of Directors also appointed the following independent directors to serve as members of the various committees of the Board of Directors:

•	Audit Committee

Duncan A.J. Morrison, Chairman

Wendy F. DiCicco, Vice Chairman

Joseph J. Corasanti

Thomas E. Mistler

•	Compensation Committee

Peter W. Sognefest, Chairman

Wendy F. DiCicco

Joseph J. Corasanti

Thomas E. Mistler

Duncan A.J. Morrison

Marc Y.E. Pelaez

•	Nominating and Corporate Governance Committee

Thomas E. Mistler, Chairman

Marc Y.E. Pelaez

Peter W. Sognefest

The Company’s Board of Directors also elected the following individuals as officers of the Company:

Francis J. Kramer	President and Chief Executive Officer
Carl J. Johnson	Chairman
Craig A. Creaturo	Chief Financial Officer and Treasurer
Herman E. Reedy	Executive Vice President – Infrared Optics
James Martinelli	Vice President – Military & Materials Business
Vincent D. Mattera, Jr.	Vice President – Compound Semiconductor Group

Share Repurchase Program

The Company also announced the completion of the share repurchase program authorized by its Board of Directors on October 23, 2008. Under the program, the Company repurchased 500,000 shares of its outstanding common stock at an average price of $25.76 per share.

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II-VI Incorporated

November 7, 2008

About II-VI Incorporated

II-VI Incorporated, a worldwide leader in engineered materials and components, is a vertically-integrated manufacturing company that creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectric applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems, and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam transmission systems and processing tools for industrial lasers. In the Company’s near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials. In the Company’s Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; the Marlow Industries, Inc. subsidiary designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and, the Worldwide Materials Group (WMG) provides expertise in materials development, process development, and manufacturing scale up.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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